UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2017

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

New York	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue

Boston, MA 02111

 (Address of principal executive offices)

(617) 905-5646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, Manuel Teixeira provided written notice that he resigned from the board of directors and as chief executive officer of Valuesetters Inc. (the “Company”). Mr. Teixeira’s decision to resign was for personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 28, 2017, Cecilia Lenk, 62, accepted the position as Chief Executive Officer. The board of directors granted Ms. Lenk 10,000,000 shares of restricted common stock of the Company as compensation.

Ms. Lenk has no family relationships with any directors or officers of the Company.

For the past five years, Ms. Lenk has had the following principal occupations and employment :

·	Self-Employed Business Consultant
o	Address: 81 Boyd Street Watertown MA 02472
·	Town Councilor, Watertown MA (2010-2015)
o	Address: Town Hall, 149 Main Street, Watertown MA 02472

Ms. Lenk has not held any directorships during the past five years:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date July 31, 2017	By:	/s/ Cecilia Lenk
Cecilia Lenk
Title: Chief Executive Officer